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                                                                     Exhibit 3.1

               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                                       OF
                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                            BAM! ENTERTAINMENT, INC.

      BAM! ENTERTAINMENT, INC., a Delaware corporation (the "Corporation"), does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, as amended to date, which authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

      RESOLVED, that, pursuant to Article 4, of the Certificate of Incorporation of the Corporation, as amended to date, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 1,500 shares, par value $0.001 per share, to be designated "Series A Cumulative Convertible Preferred Stock" (hereinafter, the "Convertible Preferred Stock" or the "Preferred Stock"); and be it

      RESOLVED, that each share of Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

      1. Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

            (a) Dividends on the Convertible Preferred Stock shall accrue from the date of original issuance of the shares of Convertible Preferred Stock (the "Date of Original Issue"), shall be cumulative from the Date of Original Issue, and such dividends shall be payable, whether or not earned or declared by the Board of Directors of the Corporation on the Dividend Payment Dates as set forth below. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable in cash in arrears, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on June 30, 2004 (the "Initial Dividend Payment Date"), and if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. Dividends shall be payable to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation's stock register on the record date. The record date, which shall not be greater than five (5) days before such Dividend Payment Date, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the

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earliest dividend period for which dividends have not been paid.

            (b) The dividend rate (the "Dividend Rate") on each share of Convertible Preferred Stock shall be 10% per share per annum on $10,000 (the Liquidation Preference (as hereinafter defined) of each such share) for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the "Dividend Value") shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Liquidation Preference.

            "Current Market Price" means, in respect of any share of Common Stock on any date herein specified:

                  (1) if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

                  (2) if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the "Daily Market Price").

            "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without

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giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the "Exchange Act")) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation's authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation's Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Preferred Stock then outstanding.

            (c) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.

            (d) The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value (as hereinafter defined).

      2. Voting Rights. Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

      3.    Rights on Liquidation.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"),

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before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive, payment out of such assets of the Corporation in an amount equal to $10,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the "Liquidation Preference" for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the Liquidation Preference of the shares of Convertible Preferred Stock held by each such holder.

            (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.

            (c) A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of
Section 7 below.

      4. Actions Requiring the Consent of Holders of Preferred Stock. As long as any shares of Convertible Preferred Stock issued on the Date of Original Issue are outstanding, with respect to those matters described in Sections 4(a) and 4(b) below, or at least 10% of the number of shares of Convertible Preferred Stock issued on the Date of Original Issue are outstanding with respect to those matters described in Sections 4(c), 4(d) and 4(e) below, the written consent of the holders of at least a majority of the shares of Convertible Preferred Stock, at the time outstanding, shall be necessary for effecting or validating any of the following transactions or acts; provided, however, that holders of shares of Convertible Preferred Stock (other than the subscribers under that certain Securities Purchase Agreement dated as of May 17, 2004 and their affiliates) who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the shares of Convertible Preferred Stock of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote:

            (a) Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation (including any increase in the number of shares of Preferred Stock authorized hereunder), whether by merger, consolidation or otherwise;

            (b) Any amendment, alteration or repeal of the Certificate of Incorporation or Bylaws of the Corporation that will adversely affect the rights or obligations of the holders of the Convertible Preferred Stock, whether by merger, consolidation or otherwise;

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            (c)   The authorization, creation, offer or sale by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock) ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Convertible Preferred Stock in any manner;

            (d) The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than the: (i) redemption of Preferred Stock pursuant to the terms hereof, (ii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the "Warrants") under that certain Securities Purchase Agreement entered into among the Corporation and the purchasers of the Preferred Stock on the Date of Original Issue (the "Preferred Stock Purchase Agreement"), pursuant to the redemption terms of the Warrants,
(iii) repurchase of shares at cost from employees of the Corporation upon termination of employment with the Corporation in accordance with written agreements pursuant to which the shares were issued, or (iv) repurchase or redemption of shares pursuant to written agreements outstanding on the Date of Original Issue; and

            (e) The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Convertible Preferred Stock.

      5.    Conversion.

            (a)   Right to Convert. Subject to the limitation set forth in
Section 5(h) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time and from time to time, at such holder's option, to convert all or any lesser portion of such holder's shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

            (b)   Mandatory Conversion. Subject to the limitation set forth in
Section 5(h) hereof, at any time after twelve months following the Original Issue Date all, but not less than all, the outstanding Convertible Preferred Stock shall be converted at the option of the Corporation upon thirty (30) days prior written notice ("Notice Period") to the holders of the Convertible Preferred Stock (the "Notice"), following the occurrence of the following event (a "Conversion Triggering Event"), as of the expiration of the thirty day period set forth in the Notice, into such number of fully paid and non-assessable shares of Common Stock as is

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determined by dividing (i) the aggregate Liquidation Preference of the shares of
Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock:

                  (i) The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act")) at all times during the Notice Period and Pricing Period;

                  (ii)  the Daily Market Price (solely as provided in clause
      (2)(i) or (2)(ii) of the definition of Current Market Price) of the Common Stock is greater than $1.20 per share (subject to adjustment for stock dividends, subdivisions and combinations) for twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders ("Pricing Period"); and

                  (iii) all of the Common Stock issuable upon conversion of the Preferred Stock is listed on the Nasdaq Small Cap Market, Nasdaq National Market System, American Stock Exchange or New York Stock Exchange, as the case may be, at all times during the Notice Period and Pricing Period.

      "Registration Statement" shall have the meaning established in the Common Stock Registration Rights Agreement dated the Date of Original Issue by and among the Corporation and the other parties signatory thereto.

            (c)   Mechanics of Conversion.

                  (i) Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering (which may be by facsimile) to the Corporation a conversion notice in the form attached hereto as Exhibit A (the "Conversion Notice"), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares unless such conversion is pursuant to book-entry as described below. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder's nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such

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      shares of Common Stock as of the close of business on the Conversion Date.

                  (ii) The Corporation shall effect such issuance of Common Stock (and certificates for unconverted Preferred Stock) within three (3) trading days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of such Conversion Notice. If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation intentionally and willfully fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this
      Section 5 (free of any restrictions on transfer or legends, if such shares have been registered, or available for resale under Rule 144(k)) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Convertible Preferred Stock certificates unless conversion is pursuant to book-entry), the Corporation shall pay to such holder, in cash, an amount equal to 2% of the Liquidation Preference of all Preferred Stock held by such holder per month until such delivery takes place but in no event in an amount to exceed $240,000.

                  The Corporation's obligation to issue Common Stock upon conversion of Preferred Stock shall be absolute, is independent of any covenant of any holder of Preferred Stock, and shall not be subject to:
      (i) any offset or defense; or (ii) any claims against the holders of Preferred Stock whether pursuant to this Certificate of Designations, the Preferred Stock Purchase Agreement, the Common Stock Registration Rights Agreement, the Warrants or otherwise.

                  (iii) Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted on the effective date set forth in the Notice as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized

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      transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.

            (d) Beneficial Ownership Cap. To the extent that any shares of Convertible Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(h), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, following the Conversion Triggering Event, on the effective date of conversion set forth in the Notice, the right to: (a) accrue dividends on Preferred Stock (other than dividends pursuant to Section 1(e) hereof); (b) the liquidation preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; and (d) the participation rights provided in Section 10 hereof, (e) the redemption rights in
Section 13 hereof, and (f) all other preferential contractual rights granted to holders of the Preferred Stock (but not the Common Stock), shall cease immediately, provided in each case that such rights shall cease only if the underlying shares are timely delivered to holders.

            (e) Conversion Value. The initial conversion value for the Convertible Preferred Stock shall be $0.83 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this
Section 5, is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

            (f) Stock Dividends, Subdivisions and Combinations. If at any time while the Preferred Stock is outstanding, the Corporation shall:

                  (i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder,

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then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

                  (g) Certain Other Distributions. If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                        (i)   cash,

                        (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

                        (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the "Distributed Property"), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Preferred Stock ("Conversion Shares"), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the "Valuation Report") prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Preferred Stock, and if the holders of a majority of the outstanding Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

            (h)   Blocking Provisions.

                  (i) Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of

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      Convertible Preferred Stock that shall be entitled to voting rights under
      Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the "Beneficial Ownership Cap"); provided that for all purposes herein, the "Beneficial Ownership Cap" shall equal 9.95% with respect to holders of Convertible Preferred Stock who, on the Date of Original Issue, beneficially own together with any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) in excess of 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding. For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.

                  (ii) In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Convertible Preferred Stock.

                  (iii) Notwithstanding the foregoing provisions of Section 5(h), any holder of Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation, to choose not to be governed by the Beneficial Ownership Cap provided herein.

            (i) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

            (j) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender such holder's certificates for Preferred Shares to the Corporation unless such holder is converting all of the Preferred Shares then held by such holder. The holders of Preferred Shares and the Corporation shall maintain records showing the number of Preferred Shares so converted hereunder, the number of Common Shares received upon conversion and the dates of such conversions, or shall use such other method, reasonably satisfactory to the holders and the Corporation, so as not to require physical surrender of certificates for Preferred Shares upon each such conversion. In connection therewith a form of ledger to maintain a record of such transactions is attached hereto as Exhibit B. Notwithstanding the foregoing, if any Preferred Shares are converted as aforesaid, such holder of Preferred Shares may not transfer its Preferred Shares unless such holder first physically surrenders to the Corporation all certificates representing any Preferred Shares which have previously been converted in whole or in part, whereupon the Corporation will forthwith issue and deliver upon the order of such holder new certificate(s) evidencing Preferred Shares, registered as such holder may request, representing in the aggregate, together with all other certificates evidencing Preferred Shares held by such holder, the remaining number of Preferred Shares held by such holder. Each holder of Preferred Shares (and any successor in interest or assignee), by acceptance of Preferred Shares, acknowledges that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares actually owned by such holder may be less than the number of Preferred Shares set forth on the face of the certificates representing Preferred Shares and held by such holder.

      6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

            (a)   When Adjustments to Be Made. The adjustments required by
Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which such Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by
Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) Fractional Interests. In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

            (c) When Adjustment Not Required. If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (d) Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

      7.    Merger, Consolidation or Disposition of Assets.

            (a) If, after the Date of Original Issue and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation and such acquisition is approved by the Corporation's Board of Directors; or (ii) a merger or consolidation of the Corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Corporation's Board of Directors; or (iii) a sale, transfer or other disposition of all or substantially all the

Corporation's property, assets or business to another corporation (each, a "Change of Control"), then the holder of the Convertible Preferred Stock shall have the right thereafter to receive, at the holder's election, which election which must be delivered by the holder to the Corporation within 10 days after receiving notice from the Corporation of the right to make such election:

                  (i) upon the conversion of the Convertible Preferred Stock, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event, or

                  (ii) at the effective time of such Change of Control, 120% of the Liquidation Preference that would have been payable immediately prior to the effective time of such Change of Control plus accrued but unpaid dividends.

      If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(ii).

            (b) In case of any such Change of Control, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed equitable and appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock (or other securities or property) into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in
Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

            (c) The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.

      8. Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances; provided, that the mere authorization or issuance of additional shares of capital stock of the Company shall not be considered any action in respect of its Common Stock for purposes of this Section 8.

      9. Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

      10. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and
(iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

      11. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

      12.   Redemption.

            (a) Redemption at the Holders' Elections. If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall thereafter redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event.

            "Redemption Triggering Event" means:

                  (i) the Corporation's failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect;

                  (ii) any breach of any material warranty or representation of the Corporation as of the date made in the Securities Purchase Agreement (as defined herein) or of any agreement delivered therewith which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given in writing by the holders of a majority of Preferred Stock to the Corporation (the "Breach Cure Period"); or

                  (iii) any breach by the Corporation of any material covenant or other material provision of the Securities Purchase Agreement or of any agreement delivered therewith which is within the control of the Corporation, and which breach, if capable of being cured, has not been cured within the Breach Cure Period.

            "Redemption Price" means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.

            (b) Demand for Redemption. A holder desiring to elect a redemption as herein provided shall deliver a notice (the "Demand for Redemption") to the Corporation while such Redemption Triggering Event continues specifying the following:

                  (i) The approximate date and nature of the Redemption Triggering Event;

                  (ii) The number of shares of Convertible Preferred Stock to be redeemed; and

                  (iii) The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

      A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which each of the following conditions has been satisfied: (i) a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) any Breach Cure Period has expired.

            (c) Status of Redeemed or Purchased Shares. Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

      13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to BAM! Entertainment, Inc., 333 West Santa Clara Street, Suite 716, San Jose, California 95113, facsimile: (408) 298-9600,
Attention: Chief Financial Officer, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation's stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.

      15. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                            [signature page follows]

      IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 19th day of May, 2004.

BAM! ENTERTAINMENT, INC.

By: /s/ Stephen Ambler
    --------------------------------
Name:   Stephen Ambler
Title:  Chief Financial Officer

                    EXHIBIT A TO CERTIFICATE OF DESIGNATIONS
                                       OF
                            BAM! ENTERTAINMENT, INC.

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

      The undersigned hereby irrevocably elects to convert the number of shares of Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of BAM! Entertainment, Inc., a Delaware corporation (the "Corporation"), according to the Certificate of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

______________________________________________________________________________
Date of Conversion (Date of Notice)
______________________________________________________________________________
Number of shares of Preferred Stock owned prior to Conversion
______________________________________________________________________________
Number of shares of Preferred Stock to be Converted
______________________________________________________________________________
Stated Value of Preferred Stock to be Converted
______________________________________________________________________________
Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted
______________________________________________________________________________
Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)
______________________________________________________________________________
Applicable Conversion Value
______________________________________________________________________________
Number of shares of Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

_______________________________________

Address of Holder:

_______________________________________

_______________________________________

Issue Common Stock to (if different than above):

Name: _______________________________
Address: ____________________________

_____________________________________
Tax ID #: ___________________________

      The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the "Beneficial Ownership Cap" contained in Section 5(h) of the Certificate of Designation of the Preferred Stock.

_______________________________________
Name of Holder

By: ___________________________________
Name:
Title:

                    EXHIBIT B TO CERTIFICATE OF DESIGNATIONS
                                       OF
                            BAM! ENTERTAINMENT, INC.

                        RECORD OF CONVERSIONS/REDEMPTIONS
                                       FOR
                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

HOLDER: ______________________         INITIAL NO. OF PREFERRED SHARES__________

                                                                                      PREFERRED
                                                 COMMON SHARES                      SHARES BALANCE
  DATE OF        PREFERRED                       RECEIVED UPON                          AFTER
CONVERSION/       SHARES          PREFERRED       CONVERSION/      CASH RECEIVED     CONVERSION/         INITIALS
 REDEMPTION      CONVERTED     SHARES REDEEMED     REDEMPTION     UPON REDEMPTION     REDEMPTION      (CORP./HOLDER)
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------
                                                                  $                                         /
-----------      ---------     ---------------   -------------    ---------------   --------------    --------------